[FORM OF SPECIMEN STOCK CERTIFICATE]

[FRONT OF CERTIFICATE]


                    [TELECOMMUNICATIONS EQUIPMENT DEPICTION]

                    STARTEC GLOBAL COMMUNICATIONS CORPORATION
                     Authorized Capital of 20,000,000 shares
                         of Common Stock, $.01 par value

                                CUSIP 85569E 10 3


NUMBER _____                                      SHARES ______


     This certifies that ________________ is the registered holder of _____________ Shares of STARTEC GLOBAL COMMUNICATIONS CORPORATION, a Maryland corporation, transferable only on the books of the corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed the ___ day of _________ A.D. 19___.

--------------------------                           ---------------------------
   Prabhav V. Maniyar                                        Ram Mukunda
       Secretary                                              President

[REVERSE OF CERTIFICATE]

     For Value Received, _______________ hereby sell, assign and transfer unto ______________ ____________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises,

Dated _________ 19___              __________________________

In the presence of

-------------------------


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.